SUBADVISORY AGREEMENT


     AGREEMENT made as of August 31, 2006 between U.S. GLOBAL INVESTORS, INC., a corporation organized under the laws of the State of Texas ("Adviser"), U.S. GLOBAL ACCOLADE FUNDS, a Massachusetts business trust having its principal place of business in San Antonio, Texas ("Trust"), on behalf of the Eastern European Fund ("Fund"), a series of shares of the Trust, and CHARLEMAGNE CAPITAL (IOM) LIMITED ("Subadviser"), a corporation organized under the laws of the Isle of Man.

     WHEREAS, the Adviser is engaged in the business of rendering investment management services to the Trust; and

     WHEREAS, the Trust is an open-end management investment company and is so registered under the Investment Company Act of 1940 ("1940 Act"); and

     WHEREAS, the Trust is operated as a "series company" within the meaning of Rule 18f-2 under the 1940 Act and has separate series of shares of beneficial interest, one of which series is the Fund.

     NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1.   APPOINTMENT OF SUBADVISER

     The Subadviser is hereby appointed to provide investment advisory services to the Fund for the period and on the terms herein set forth. The Subadviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. To enable the Subadviser to exercise fully its discretion and authority as provided in this Section 1, the Trust hereby constitutes and appoints the Subadviser as the Trust's agent and attorney-in-fact with full power and authority for the Trust and on the Trust's behalf to buy, sell, and otherwise deal in securities and contracts relating to same for the Fund.

2.   DUTIES OF SUBADVISER

     (a) The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment objectives and policies of the Fund as set forth in the Fund's Prospectus (as defined below) and subject to the supervision of the Adviser and the Board of Trustees of the Trust, (i) to develop, recommend and implement such investment program and strategy for the Fund as may from time to time under the circumstances appears most appropriate to the achievement of the
          investment   objective  of  the  Fund  as  stated  in  the   aforesaid
          Prospectus, (ii) to provide research and analysis relative to the investment program and investments of the Fund, (iii) to determine which securities should be purchased and sold and what portion of the assets of the Fund should be held in cash or cash equivalents, and
          (iv) to monitor on a continuing basis the performance of the portfolio securities of the Fund. The Subadviser will advise the Trust's custodian and the Adviser on a prompt basis of each purchase and sale of a portfolio security specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer; and will review the accuracy of the pricing of portfolio securities in accordance with Trust procedures. From time to time, as the Trustees of the Trust or the Adviser may reasonably request, the Subadviser will furnish to the Trust's officers and to each of its Trustees reports on portfolio transactions and reports on issues of securities held in the portfolio, all in such detail as the Trust or the

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          Adviser may reasonably  request.  The Subadviser  will also inform the
          Trust's officers and Trustees on a current basis of changes in investment strategy or tactics. The Subadviser will make its officers and employees available to meet with the Trust's officers and Trustees on due notice to review the investments and investment program of the Fund in the light of current and prospective economic and market conditions.

          The Subadviser shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with brokers or dealers selected by the Subadviser, although the Trust will pay the actual brokerage commissions and any transfer taxes with respect to transactions in the portfolio securities of the Trust. The Subadviser is authorized to submit any such order collectively with orders on behalf of other accounts under its management, provided that the Subadviser shall have determined that such action is in the best interest of the Fund and is in accordance with applicable law, including, without limitation, Rule 17d-1 under the 1940 Act. In executing portfolio transactions and selecting brokers or dealers, the Subadviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Subadviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Subadviser may also consider the brokerage and research services [as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934] provided to the Fund and/or other accounts over which the Subadviser or an affiliate of the Subadviser exercises investment discretion. The Subadviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Subadviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised. An affiliated person of the Subadviser may provide brokerage services to the Fund provided that the Subadviser shall have determined that such action is consistent with its obligation to seek the best overall terms available and is in accordance with applicable law, including, without limitation, Section 17(e) of the 1940 Act. The foregoing shall not be deemed to authorize an affiliated person of the Subadviser to enter into transactions with the Fund as principal.

          In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided or authorized shall have no authority to act for or represent the Trust in any way or otherwise be deemed to be an agent of the Trust or of the Adviser.

     (b) DELIVERY OF DOCUMENTS. The Adviser will furnish upon request or has previously furnished the Subadviser with true copies of each of the following:

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          (i)  The Trust's Master Trust  Agreement dated April 15, 1993 as filed with the Secretary of State of the Commonwealth of Massachusetts and all amendments thereto (such Master Trust Agreement, as presently in effect and as it shall from time to time be amended, is herein called the "Master Trust Agreement");

          (ii) The Trust's By-Laws and amendments thereto (such By-Laws, as presently in effect and as it shall from time to time be amended, are herein called the "By-Laws");

          (iii)Resolutions of the Trust's Board of Trustees authorizing the appointment of the Adviser and Subadviser and approving the Advisory Agreement and this Agreement;

          (iv) The most recent Post-Effective Amendment to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 as amended ("1933 Act") and the 1940 Act as filed with the Securities and Exchange Commission;

          (v) The Fund's most recent prospectus (such prospectus, as presently in effect and all amendments and supplements thereto being referred to herein as the "Prospectus"); and

          (vi) All resolutions of the Board of Trustees of the Trust pertaining to the management of the assets of the Fund.

          During the term of this Agreement, the Adviser shall not use or implement any amendment or supplement that relates to or affects the obligations of the Subadviser hereunder if the Subadviser reasonably objects in writing within five business days after delivery thereof (or such shorter period of time as the Adviser shall specify upon delivery, if such shorter period of time is reasonable under the circumstances).

3.   ADVISORY FEE

     (a) For the services to be provided to the Fund by the Subadviser as provided in Paragraph 2 hereof, the Adviser will pay the Subadviser in accordance with the following:

          (i) The Fund will pay a one and one quarter percent (1.25%) annual management fee to the Adviser.

               The Adviser will pay to the Subadviser fifty percent (50%) of the management fee received net of all waivers and reimbursements.

          (ii) The Fund is not responsible for paying any portion of the Subadviser's fees.

          (iii)The fee is payable in monthly installments in arrears. The "Management Fee" means the management fee paid by the Trust to the Adviser under the Addendum to the Advisory Agreement, dated as of February 28, 1997, between the Trust and the Adviser with respect to the management of the Fund.

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     (b)  In the case of termination of the Agreement during any calendar month, the fee with respect to that month shall be reduced proportionately based upon the number of calendar days during which it is in effect and the fee shall be computed upon the average net assets of the Fund for the days during which it is so in effect.

     (c) The "Monthly Average Net Assets" of the Fund for any calendar month shall be equal to the quotient produced by dividing (i) the sum of the net assets of the Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust in accordance with the Master Trust Agreement, as of the close of business on each day during such month that the Fund was open for business, by (ii) the number of such days.

4.   EXPENSES

     During the term of this Agreement, the Subadviser will bear all expenses incurred by it in the performance of its duties hereunder.

5.   FUND TRANSACTIONS

     The Subadviser agrees that neither it nor any of its employees, officers, or directors will take any short-term position in the shares of the Fund for trading purposes provided, however, that such prohibition shall not prevent the purchase of shares of the Fund by any of the persons above described for their account and for investment at the price at which such shares are available to the public at the time of purchase.

6.   REPRESENTATION AND WARRANTY

     The Subadviser hereby represents and warrants to the Adviser that it is duly registered as an investment Adviser, or is exempt from registration, under the Investment Adviser's Act of 1940, as amended, and that it shall maintain such registration or exemption at all times during which this Agreement is in effect.

7.   LIABILITY OF SUBADVISER

     In the performance of its duties under this Agreement, the Subadviser shall act in conformity with and in compliance with the requirements of the 1940 Act and all other applicable U.S. Federal and state laws and regulations and shall not cause the Fund to take any action that would require the Fund or any affiliated person thereof to register as a commodity pool operator under the terms of the U.S. Commodity Exchange Act, as amended (it being understood by the Subadviser that a notice of eligibility may be filed on behalf of the Trust pursuant to Rule 4.5 promulgated under said Act). The Subadviser shall be responsible for maintaining such procedures as may be reasonably necessary to ensure that the investment and reinvestment of the Fund's assets are made in compliance with its investment objectives and policies and with all applicable statutes and regulations and that the Fund qualifies as a regulated investment company under Subchapter M of the Internal Revenue Code. No provision of this Agreement shall be deemed to protect the Subadviser against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

8.   REPORTS

     The Subadviser shall render to the Board of Trustees of the Trust such periodic and special reports as the Board of Trustees may reasonably request with respect to matters relating to duties of the Subadviser set forth herein.

9.   DURATION AND TERMINATION OF THIS AGREEMENT

     (a) DURATION. With respect to the Trust, this Agreement shall become effective upon the date hereof and shall continue in full force and effect through May 31, 2004, and from year to year thereafter so long as such continuance is approved at least annually (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     (b) TERMINATION. With respect to the Trust, this Agreement may be terminated at any time, without payment of any penalty (i) by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) on sixty
          (60) days' written notice to the other parties, (ii) by the Adviser on sixty (60) days' written notice to the other parties or, (iii) by the Subadviser on ninety (90) days' written notice to the other parties.

     (c) AUTOMATIC TERMINATION. With respect to the Trust, this Agreement shall automatically and immediately terminate in the event of its assignment or upon expiration of the Advisory Agreement now or hereafter in effect between the Adviser and the Trust with respect to the Fund.

10.  SERVICES NOT EXCLUSIVE

     The services of the Subadviser of the Fund hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others.

11.  LIMITATION OF LIABILITY

     (a) THE TRUST. The term "U.S. Global Accolade Funds" means and refers to the Trustees from time to time serving under the Master Trust Agreement. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents, or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Master Trust Agreement. The execution and delivery of the Agreement have been authorized by the Trustees and shareholders of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by

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          such  officer  shall  be  deemed  to  have  been  made  by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Master Trust Agreement.

     (b) THE ADVISER AND SUBADVISER. It is expressly agreed that the obligations of the Adviser and Subadviser hereunder shall not be binding upon any of the shareholders, nominees, officers, agents, or employees of the Adviser or Subadviser, personally, but bind only the assets and property of the Adviser and Subadviser, respectively. The execution and delivery of the Agreement have been authorized by the directors and officers of the Adviser and Subadviser and signed by an authorized officer of the Adviser and Subadviser, acting as such, and neither such authorization by such directors and officers nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Adviser and Subadviser, respectively. This limitation of liability shall not be deemed to protect the shareholders, nominees, officers, agents, or employees of the Adviser and Subadviser against any liability to the Trust or its shareholders to which they might otherwise be subject by reason of any willful misfeasance, bad faith, or gross negligence in the performance of their duties or the reckless disregard of their obligations and duties under this Agreement.

12.  MISCELLANEOUS.

     (a) NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other parties at such address as such other parties may designate in writing for the receipt of such notices.

     (b) SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder shall not be thereby affected.

     (c) APPLICABLE LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas.

     (d) This Agreement constitutes the entire agreement of the parties and supersedes all prior or contemporaneous written or oral negotiations, correspondence, agreements, and understandings, regarding the subject matter hereof.

13.  STANDARD OF CARE

     To the extent permitted under applicable law (including section 36 of the 1940 Act), the Subadviser will not be liable to the Trust or the Adviser for any losses incurred by the Trust, the Fund or the Adviser that arise out of or are in any way connected with any recommendation or other act or failure to act of the Subadviser under this Agreement, including, but not limited to, any error in judgment with respect to the Fund, so long as such recommendation or other act or failure to act does not constitute a breach of the Subadviser's fiduciary duty to the Trust, the Fund, or the Adviser. Anything in this section 13 or otherwise in this Agreement to the contrary

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     notwithstanding,  however,  nothing  herein  shall  constitute  a waiver or limitation of any rights that the Trust, the Adviser, or the Fund may have under any Federal or state securities laws.

     IN WITNESS WHEREOF, the Adviser, the Trust, and the Subadviser have caused this Agreement to be executed on the day and year first above written.

                                               U.S. GLOBAL INVESTORS, INC.


                                               By:     /s/ Susan B. McGee
                                                       -------------------------
                                                       Susan B. McGee
                                               Title:  President




                                               U.S. GLOBAL ACCOLADE FUNDS


                                               By:    /s/ Frank E. Holmes
                                                      --------------------------
                                                      Frank E. Holmes
                                               Title: Chief Executive Officer



                                               CHARLEMAGNE CAPITAL (IOM) LIMITED


                                               By:     /s/ Anderson Whamond
                                                       -------------------------
                                                       Anderson Whamond
                                               Title:  Managing Director